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                                                        Exhibit 99.2


Report of Independent Auditors

The Stockholders and
Board of Directors of
Morgan Stanley Group Inc.

We have audited the accompanying Consolidated Statement of Financial Condition of Morgan Stanley Group Inc. as of November 30, 1996 and the related Consolidated Statements of Income, Cash Flows and Changes in Stockholders' Equity for the fiscal years ended November 30, 1996 and 1995 (not presented separately herein). Our audits also included the schedule of parent company stand alone financial statements of Morgan Stanley Group Inc. (not presented separately herein). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Morgan Stanley Group Inc. at November 30, 1996 and the consolidated results of operations and cash flows for the fiscal years ended November 30, 1996 and 1995 in conformity with generally accepted accounting principles. Also, in our opinion, the related schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Ernst & Young LLP

New York, New York
May 27, 1997